Exhibit 24

POWER OF ATTORNEY

                 I, the undersigned Director and/or Officer of Rockwell Automation, Inc., a Delaware corporation (the “Company”), hereby constitute and appoint JAMES V. GELLY and DOUGLAS M. HAGERMAN, and each of them singly, my true and lawful attorneys-in fact and agents with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, a Registration Statement on Form S-8 and any and all amendments (including supplements and post-effective amendments) for the purpose of registering under the Securities Act of 1933, as amended, securities to be delivered upon exercise of options to purchase shares of Common Stock, par value $1 per share, of the Company granted to certain non-employee directors of the Company on July 31, 2001 and February 6, 2002.

Signature	Title	Date
/s/ Keith D. Nosbusch Keith D. Nosbusch	Chairman of the Board, President and Chief Executive Officer (principal executive officer)	June 3, 2005
/s/ Betty C. Alewine Betty C. Alewine	Director	June 3, 2005
/s/ Don H. Davis, Jr. Don H. Davis, Jr.	Director	June 3, 2005
/s/ Verne G. Istock Verne G. Istock	Director	June 3, 2005
/s/ William T. McCormick, Jr. William T. McCormick, Jr.	Director	June 3, 2005
/s/ Bruce M. Rockwell Bruce M. Rockwell	Director	June 3, 2005
/s/ David B. Speer David B. Speer	Director	June 3, 2005

Signature	Title	Date
/s/ Joseph F. Toot, Jr. Joseph F. Toot, Jr.	Director	June 3, 2005
/s/ Kenneth F. Yontz Kenneth F. Yontz	Director	June 3, 2005
/s/ James V. Gelly James V. Gelly	Senior Vice President and Chief Financial Officer (principal financial officer)	June 9, 2005
/s/ Douglas M. Hagerman Douglas M. Hagerman	Senior Vice President, General Counsel and Secretary	June 8, 2005
/s/ David M. Dorgan David M. Dorgan	Vice President and Controller (principal accounting officer)	June 9, 2005

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